Exhibit 99.1

Circuit City Credit Card Master Trust

Excess Spread Analysis - January 2005

Series	2002-1 *	2003-2
Deal Size	$300 MM	$500 MM
Expected Maturity	04/15/05	04/17/06

Yield	17.24%	20.28%
Less: Coupon	3.24%	4.15%
Servicing Fee	1.20%	1.50%
Net Credit Losses	5.96%	7.43%
Excess Spread:
January-05	6.84%	7.20%
December-04	8.39%	6.92%
November-04	8.30%	7.41%
Three month Average Excess Spread	7.84%	7.18%

Delinquency:
30 to 59 days	1.82%	1.82%
60 to 89 days	1.22%	1.22%
90 + days	2.45%	2.45%
Total	5.49%	5.49%

Payment Rate	10.66%	10.66%

*	Results are skewed due to the calculation methodology during the controlled accumulation period.